EXHIBIT 10.5

IP AGREEMENT

This IP Agreement dated this 30th day of March, 2009 (“Effective Date”) is by and between Granite City Food & Brewery Ltd., a corporation organized and existing under the laws of the State of Minnesota, USA (“Company”), and Harmony Equity Income Fund, L.L.C., a limited liability company organized and existing under the laws of the State of South Dakota, USA (“Harmony”); referred to herein as “Party” or collectively as “Parties”.

RECITALS

WHEREAS, Company is in the business of operating restaurants and microbreweries, and operates a restaurant and microbrewery facility under the name “Granite City” (the “Restaurant”) at 2620 S. Louise Avenue, Sioux Falls, South Dakota (the “Existing Location”); and

WHEREAS, Harmony serves as administrative agent for certain lenders identified in a certain Bridge Loan Agreement dated of even date herewith who are making loans (the “Loan”) to the Company in reliance on this Agreement; and

WHEREAS, Harmony has been granted a lien and mortgage on Company’s leasehold interest in the Location (the “Lease”), and a lien and mortgage on Company’s trademarks, copyrights, works of authorship, patents and certain know-how (the “Intellectual Property”) relating to the Restaurant; and

WHEREAS, as part of the security for the Loan, Harmony desires to obtain a license from Company to use the Intellectual Property in connection with the operation of a restaurant and microbrewery at the Location, and Company desires to grant the license.

NOW, THEREFORE, in consideration of the foregoing, the covenants hereinafter set forth, and for other good and valuable consideration, the receipt, and adequacy of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

ARTICLE 1 — DEFINITION

Certain terms used herein shall have the following meanings:

1.1          “Agreement” shall mean this IP Agreement.

1.2          “Company” shall have the meaning set forth in the preamble of this Agreement.

1.3          “Confidential Information” shall have the meaning set forth in Section 4.1 of this Agreement.

1.4          “Default” is a Default as defined in the Loan Agreement.

1.5          “Disclosing Party” shall have the meaning set forth in Section 4.1 of this Agreement.

1.6          “Effective Date” shall have the meaning set forth in the preamble of this Agreement.

1.7          “Event of Default” is an Event of Default as defined in the Loan Agreement.

1.8          “Existing Location” shall have the meaning set forth in the recitals of this Agreement.

1.9          “Granite City Intellectual Property” or “IP” shall mean:

(i)       those patents and patent applications, and the inventions described and claimed therein and all reissues, re-examinations, divisions, continuations, renewals, extensions and continuations-in-part thereof as set forth on Exhibit A attached hereto;

(ii)      the recipes, works of authorship, copyrights (whether or not registered), formats, systems, methods, procedures, rights of publicity and moral rights (regardless of the medium of fixation or means of expression), and standards for establishing, developing and operating a Granite City full-service restaurant and microbrewery, which offers to customers high quality, made-to-order food, as the Grantor may now or in the future approve for its restaurants, as updated from time to time by Company (the “System”), including, unique, specially developed formats for food, beer and beverages; specified computer systems and proprietary software; distinctive designs and layouts; designated signage, confidential operating procedures; methods and techniques for brewing beer, financial controls, recordkeeping, accounting and reporting, sales promotion, marketing and advertising; hiring, training and management of employees; and proprietary know-how developed by the Company to integrate all of such into a marketing and sales program to provide customers a quality dining experience, any of which characteristics may be changed, improved, modified, added to, deleted and further developed by the Company from time to time as the System develops or is refined; but not including third party software or other intellectual property rights which Company has no right to transfer or assign without the consent of the owner or licensor thereof;

(iii)     the names and marks “Granite City” and “Granite City Food & Brewery®” and all such other trademarks, service marks, logos and trade names now or hereafter used in connection with the System, including the goodwill associated therewith, as set forth on Exhibit B hereto.

1.10        “Indebtedness” means indebtedness of Company to Harmony under the Loan Agreement.

1.11        “Indemnification Claim Notice” shall have the meaning set forth in Section 6.4 of this Agreement.

1.12        “Indemnified Party” shall have the meaning set forth in Section 6.4 of this Agreement.

1.13        “License” shall have the meaning set forth in Section 2.1 of this Agreement.

1.14        “Loan Agreement” shall mean the Bridge Loan Agreement of even date herewith between Harmony, Company and Granite City Operations, Inc.

1.15        “Loan Documents” means the agreements between Company and Company entitling relating to the Indebtedness, which grants Harmony, among other things, the right to foreclose upon and assume Company’s real estate and equipment leases for the Location, including, without limitation, the Loan Agreement.

1.16        “Locations” shall mean the Existing Location and the location of any other restaurants that Harmony elects to operate in the Territory.

1.17        “Party/Parties” shall have the meaning set forth in the preamble of this Agreement.

1.18        “Receiving Party” shall have the meaning set forth in Section 4.1 of this Agreement.

1.19        “Right” shall have the meaning set forth in Section 2.1 of this Agreement.

1.20        “System” shall have the meaning set forth in section (ii) of the definition of Granite City Intellectual Property.

1.21        “Term” shall have the meaning set forth in Section 7.1 of this Agreement.

1.22        “Territory” shall mean a 100 mile radius from the Existing Location; provided, however, that if the Company currently operates another restaurant under the name “Granite City” within such 100 mile radius which is also operated by the Company on the date that Harmony exercises its rights as a secured creditor under the Loan Documents, then the Territory in the direction of such other restaurant shall be reduced to fifty (50%) of the distance between the Existing Location and such other restaurant.

1.23        “Third Party Claim” shall have the meaning set forth in Section 6.5 of this Agreement.

ARTICLE 2— LICENSING

2.1          Grant of Right and License.  If, and only if, there is a default under the Loan Agreement or Loan Documents and Harmony exercises its rights as a secured creditor under the Loan Documents, Harmony immediately shall be deemed to have acquired, and is hereby granted, without further notice or action of any kind: (i) an undivided one (1) percent interest in all rights of every kind and nature embodied in and to the IP (the “Right”), wherein the Right shall be limited by and subject to the terms and conditions set forth in this Agreement, including, without limitation, the restrictions set forth in Section 2.2 below; and (ii) an exclusive (even as to the Company), irrevocable and fully-paid license to use the IP to operate one or more restaurants and/or microbrewery Locations within the Territory (the “License”), subject to the restrictions set forth in Section 2.2 below.  Harmony shall have the right to grant sublicenses under the Right and/or the License, provided that any such sublicense must be consistent with the terms and conditions of this Agreement.

2.2          Restrictions.  The Right and License granted pursuant to Section 2.1 shall be fully-paid and exclusive (even as to the Company) within the Territory, and are subject only to the following restrictions:

2.2.1       The Right and License permit Harmony to use the IP upon Harmony’s (or its permitted assignee’s or sublicensee’s) succession to the Lease and its (or its permitted assignee’s or sublicensee’s) operation of a restaurant at the Existing Location and any additional Locations  within the Territory.

2.2.2       The Right and License are limited to the operation of one or more restaurants and/or microbrewery at Locations within the Territory, and neither Harmony nor any other party shall have any rights to use, enjoy, or exploit the Right or the License in any manner outside the Territory.

2.2.3       The Right and the License are granted only to Harmony and its permitted sublicensees, and contractors;

2.2.4       The Right and the License are transferable as set forth in Section 8.1.

2.3          Termination.  The Right and the License granted under this Agreement shall terminate, and shall be deemed immediately revoked, upon:  (i) termination of this Agreement in accordance with its terms; or (ii) payment of the Indebtedness and satisfaction of Company’s obligations under the Loan Documents.

2.4          Bankruptcy.  Company acknowledges that if Company as debtor-in-possession or a trustee in bankruptcy in a case under the United States Bankruptcy Code rejects this Agreement or any agreement supplementary hereto, Harmony may elect to retain its rights under the Agreement, or any agreement supplementary hereto as provided in Section 365(n) of the Bankruptcy Code.  Upon written request of Harmony to Company or the bankruptcy trustee, Company or such bankruptcy trustee shall not interfere with the rights of Harmony as provided in this Agreement, or any agreement supplementary hereto.

2.5          Reservation of Rights.  All rights not expressly granted by Company hereunder are reserved by Company.  Without limiting the generality of the foregoing, the Parties expressly acknowledge that nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any licenses including implied license rights which are expressly waived by Harmony.

2.6          Ownership and Maintenance of Granite City Intellectual Property.  As between the Parties, and except as set forth in the preceding Sections of this Article, Company is the sole and exclusive owner of all rights and interests in and to the Granite City Intellectual Property.  Company will maintain and defend all intellectual property rights embodied in the Granite City Intellectual Property during the Term, and will use its best efforts and take any and all necessary steps to maintain any registrations that have or may be filed or registered in the Territory.  Upon occurrence and the continuance of a Default, if Company fails to fulfill its obligations under this Section 2.6, Company hereby authorizes Harmony to take any and all actions on its behalf, and execute any and all documents and certificates in its name, that are recommended or necessary to fulfill such obligations, at the sole cost of Company.  In all cases, registrations shall be made and maintained at the expense and in the name of Company.  In addition to any other legal and equitable remedies, Harmony also shall be entitled to seek injunctive relief and to have such obligations specifically enforced by any court having equity jurisdiction. Upon occurrence and the continuance of a Default, Company shall provide Harmony with written notice at least sixty (60) days in advance of the applicable date of all actions necessary to maintain or continue each patent, trademark or copyright in full force and effect, and shall also execute any additional documents, and do such other acts as Harmony reasonably may request in connection with Harmony’s maintenance or continuation of the Granite City Intellectual Property as contemplated by this Section.  Harmony agrees not to challenge, contest, or dispute Company’s ownership interest or the validity and/or enforceability of the Granite City Intellectual Property.

2.7          No Accounting.  The Parties agree that neither Party, nor its successors and assigns, shall have any obligation to account to the other for its use of the Granite City Intellectual Property and each Party hereby waives any such right it would otherwise have.

ARTICLE 3 — QUALITY CONTROL

3.1          Quality Standards.  Harmony shall use the Granite City Intellectual Property in accordance with such reasonable guidance and written directions as are furnished to Harmony by Company, or its representatives or agents, from time to time, if any, but always the quality of the food and beverage products and services shall be no less than the quality of services generally provided by the Company’s restaurants in other locations.  Harmony will permit duly authorized representatives of the Company to inspect the Locations during normal business hours and upon reasonable advance notice to Company for the purpose of ascertaining or determining compliance with this Section 3.1 in particular, and with this Agreement in general.

3.2          Marking.  Harmony shall comply with Company’s reasonable written instructions pertaining to intellectual property marking requirements, and Harmony shall not alter, remove, obliterate, or otherwise affect such markings applied to the Granite City Intellectual Property without Company’s approval.

ARTICLE 4 — CONFIDENTIALITY

4.1          Confidential Information.  During the term of this Agreement, each Party (the “Receiving Party”) may be provided with, have access to, or otherwise learn confidential and/or proprietary information of the other Party (the “Disclosing Party”) that is of value to the Disclosing Party, based at least in part on the fact that the information is not generally known, and/or which is identified as confidential at the time of disclosure, or which should reasonably be considered, under the circumstances of its disclosure, to be confidential to the Disclosing Party, and whether disclosed visually (such as by means of a facility tour or facility access), orally, in writing or otherwise (“Confidential Information”).

4.2          Confidentiality Obligations.  As between the parties, all Confidential Information remains the property of the Disclosing Party.  The Receiving Party may disclose the Confidential Information of the Disclosing Party only to its employees, contractors and representatives who need to know the Confidential Information for purposes of performing under this Agreement; and Receiving Party will cause such recipients to treat the Confidential Information confidentially and be responsible for any violation by them of the terms hereof.  The Receiving Party will not use the Confidential Information without the Disclosing Party’s prior written consent except in accordance with this Agreement.  The Receiving Party will take measures to maintain the confidentiality of the Confidential Information equivalent to those measures the Receiving Party uses to maintain the confidentiality of its own confidential information of like importance, but in no event less than reasonable measures.  The Receiving Party will give immediate notice to the Disclosing Party of any unauthorized use or disclosure of the Confidential Information that comes to the attention of the

Receiving Party’s senior management, and agrees to assist the Disclosing Party in remedying such unauthorized use or disclosure.

4.3          Exceptions.  The confidentiality obligations do not extend to Confidential Information which:  (i) becomes part of the public domain without the fault of the Receiving Party; (ii) is rightfully obtained by the Receiving Party from a third party with the right to transfer such information without obligation of confidentiality; (iii) is independently developed by the Receiving Party without reference to or use of the Disclosing Party’s Confidential Information, as evidenced by written records; or (iv) was lawfully in the possession of the Receiving Party at the time of disclosure, without restriction on disclosure, as evidenced by written records.  In addition, the Receiving Party may disclose Confidential Information of the Disclosing Party as may be required by law, a court order, or a governmental agency with jurisdiction, provided that before making such a disclosure the Receiving Party first notifies the Disclosing Party promptly and in writing and cooperates with the Disclosing Party, at the Disclosing Party’s reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure.

4.4          Return of Confidential Information.  Upon termination or expiration of this Agreement for any reason or upon request of the Disclosing Party, the Receiving Party will return to the Disclosing Party all tangible copies of Confidential Information of the Disclosing Party in the Receiving Party’s possession or control and will erase from its computer systems all electronic copies thereof.

4.5          Confidentiality of the Agreement.  Neither Party will disclose any terms of this Agreement to any third party without the prior written consent of the other Party, except:  (i) as required by law; (ii) to its attorneys, accountants, and other professional advisors under a duty of confidentiality; (iii) to a third party under a duty of confidentiality in connection with obtaining financing or a proposed merger or a proposed sale of all or part of such Party’s business; or (iv) in connection with the enforcement of this Agreement against the other Party.

ARTICLE 5 - REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1          Representations, Warranties, and Covenants of Harmony.  Harmony warrants and represents that it has the legal right and corporate authority to enter into this Agreement, and that Harmony is not party to, or otherwise bound by, any agreement, order, or other arrangement that would have the effect of limiting Harmony’s ability to fully perform its respective obligations under this Agreement.  Harmony warrants and represents that it will comply with all laws, regulations and standards relating or pertaining to Harmony’s performance of its obligations under this Agreement.

5.2          Representations, Warranties, and Covenants of Company.  Company hereby represents, warrants and covenants at all times during the Term that:  (i) it has the legal right and corporate authority to enter into this Agreement; (ii) there are no actions, suits, claims, proceedings or governmental investigations pending or threatened against Company with respect to the Granite City Intellectual Property before any court or administrative agency or before any governmental department, commission, board, bureau, agency or instrumentality, whether within or outside of the United States; (iii) Company shall at all times maintain its rights in the Granite City Intellectual Property in full force and effect during the Term; (iv) to the best of Company’s knowledge, Company has the sole and exclusive rights, title and interest in and to the Granite City Intellectual Property; (v) to the best of Company’s knowledge, the Granite City Intellectual Property does not and will not infringe upon the rights of any third party; (vi) to the best of Company’s knowledge, except for the

Granite City Intellectual Property, there are no other intellectual property rights that would be required by Harmony for Harmony to exploit the Right or the License anywhere in the Territory as contemplated herein; and (vii) there are not, and will not be outstanding at any time, liens, claims, charges, encumbrances, restrictions, agreements, commitments, arrangements whatsoever with any person, or any obligation (past, present, or future), or any defaults under, or breaches of any contract, license, or agreement that can, or will, in any way interfere with, impair, abrogate, or adversely or otherwise affect any of Harmony’s rights granted pursuant to this Agreement.

5.3          DISCLAIMER OF WARRANTIES.  EXCEPT AS SET FORTH ABOVE IN THIS SECTION 5 OF THIS AGREEMENT, TO THE FULL EXTENT PERMITTED BY LAW, THE LICENSE PROVIDED HEREUNDER IS ON AN “AS IS” BASIS, AND NEITHER PARTY MAKES, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, QUIET TITLE, FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, OR TRADE PRACTICE.

5.4          LIMITATION ON LIABILITY.  TO THE MAXIMUM EXTENT ALLOWED BY LAW.  NEITHER PARTY SHALL HAVE LIABILLITY IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT, AND IN PARTICULAR NO LIABILITY WITH RESPECT TO OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTIA, OR PUNITIVE DAMAGES EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  IN ANY EVENT, THE TOTAL AGGREGATE LIABILITY OF EITHER PARTY FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BE LIMITED TO $10,000.  THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE (OTHER THAN FOR THE PAYMENT OF FEES AND EXPESES HEREUNDER) INCLUDING, WITHOUT LIMITATION, TO BREACH OF CONTRACT, BREACH OF WARRANT, NEGLIGENCE, STRICT LIABILITY, GROSS NEGLIGENCE, MISREPRESENTATIONS, AND OTHER TORTS, EXCLUDING FOR PERSONAL INJURY AND FURTHER EXCEPTING THIRD PARTY CLAIMS AGAINST EITHER PARTY UNDER THIS AGREEMENT.

5.5          BASIS FOR THE BARGAIN.  THE PARTIES EXPRESSLY AGREE THAT THE LIMITATIONS SET FORTH IN THIS SECTION 5 REPRESENT AN AGREED ALLOCATION OF RISK AND SHALL SURVIVE ANY DETERMINATION BY A COURT OF COMPETENT JURISDICTION THAT THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

ARTICLE 6— INFRINGEMENT AND INDEMNIFICATION MATTERS

6.1          Infringement Prosecution.  Each party shall notify the other promptly in writing of any alleged infringement and of any available evidence of infringement or violation by a third party of the Granite City Intellectual Property of which it becomes aware.  Company shall diligently pursue and seek redress for any such infringement that may have an affect upon the Right or the License at its own cost.  Company shall keep Harmony fully informed of the actions and positions taken by both Company and the alleged infringer in connection with the prosecution, defense and/or settlement of such matter.  Any royalties, payments, damages, expenses, fees or other awards received as a result of an infringement suit, whether through judgment or settlement, shall first be used to reimburse Company for its expenses associated with such infringement suit.  Any award of compensatory damages pertaining to the Restaurant remaining after reimbursement of such costs shall be applied toward any outstanding balance owed to Harmony under the Loan Document, and the remaining balance, if any, shall be retained by Company.   In any such dispute Harmony shall, at the request and expense of Company, reasonably cooperate in all respects with the prosecution of such dispute.  Harmony shall have no right to bring or maintain any suit, action, or proceeding to enforce the Granite City Intellectual Property, without the express written consent of Company; provided, however, that in the event that Company fails to fulfill its obligations under this Section 6.1, Company hereby authorizes Harmony to take any and all actions on its behalf, and execute any and all documents and certificates in its name, that are reasonably recommended or necessary to fulfill such obligations, at the sole cost of Company.

6.2          Indemnification by Harmony.  Harmony hereby covenants to indemnify, defend and hold harmless Company and its Affiliates and their respective officers, directors and employees from and against all claims, losses, expenses (including reasonable attorney’s fees and disbursements), costs, damages, fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature (collectively “Losses”) whatsoever that Company may at any time, directly or indirectly, suffer which arise from, in connection with or incident to: (i) the breach by Harmony, or inaccuracy of, any agreement, representation or warranty made by Harmony in this Agreement; (ii) any claim of infringement relating to the use of the IP in violation of the terms and conditions of this Agreement; or (iii) any Losses arising out of Harmony’s operation of a restaurant and/or microbrewery at the Locations or within the Territory other than in accordance with its obligations as set forth in this Agreement.

6.3          Indemnification by Company.  Subject to Sections 5.4 and 5.5, Company hereby covenants to indemnify, defend and hold harmless Harmony and its officers, directors, employees and affiliates from and against all Losses that such indemnified parties may at any time, directly or indirectly, suffer which arise from, in connection with or incident to:  (i) any breach of this Agreement or act or omission by Company, its employees or agents; (ii) any claim by a third party that the Granite City Intellectual Property infringes such party’s rights; provided, however, that Company shall have no obligation of indemnification if (i) the claim relates to the use of the Granite City Intellectual Property in combination with any other technology, device, method, process, or apparatus not provided or required by Company, and such claim of infringement would have been avoided but for the use of such combination; (ii) the Granite City Intellectual Property is not being used in accord with the Company’s written instructions delivered to Harmony for use, and such claim would have been avoided but for such failure; or (iii) the Granite City Intellectual Property has been altered, modified, or changed by Harmony without Company’s express written permission, and such claim would have been avoided but for such unauthorized alteration or modification.

6.4          Remedy for Infringement.  As between the Parties, Harmony’s sole and exclusive remedy for infringement shall be, at Company’s discretion and at no cost to Harmony: (i) to modify the Granite City Intellectual Property with a version that does not violate the third party rights in question; (ii) obtain a license or permission to allow Harmony to continue to use the Granite City Intellectual Property substantially as set forth in this Agreement; or (iii) in the event that forgoing options are not possible or practical Company may terminate this Agreement and the Right, only to the extent necessary to remedy the infringement.  Company shall have no obligation to Harmony for any of this foregoing unless it also has, or would have, an obligation for indemnification as set forth in Section 7.3.

6.5          Notice of Claim.  The indemnified party shall give the indemnifying party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses.  All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”).

6.6          Third Party Claims.  The obligations of an indemnifying Party under this Section 6 with respect to Losses arising from claims of any third party that are subject to indemnification as provided for in Sections 6.2 or 6.3 (a “Third Party Claim”) shall be governed by and be contingent upon the following additional terms and conditions:

6.6.1       Control of Defense.  At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification.  Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party.  In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnified Party in connection with the Third Party Claim.  Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party or any other Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim.  In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnified Party.

6.6.2       Right to Participate in Defense.  Any Indemnified Party shall be entitled to participate in, but not control, the defense of a Third Party Claim, and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing or (ii) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with its obligations under this Agreement (in which case the Indemnified Party shall control the defense).

6.6.3       Settlement.  With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party in any manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate.  With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with this Agreement, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed).  The Indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the Indemnifying Party.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party.

6.6.4       Cooperation.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnified Party to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

6.6.5       Expenses.  Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

ARTICLE 7— TERM AND TERMINATION

7.1          Term.  Unless sooner terminated as provided in this Agreement, the term of this Agreement shall be from the Effective Date until the earlier of: (i) Harmony ceasing to operate a restaurant at all the Locations following a default by Company under the Loan Documents; (ii) Company’s payment of the Indebtedness in full; or (iii) Harmony’s delivery of written notice to Company of Harmony’s election to terminate this Agreement (the “Term”).

7.2          Termination for Breach.  This Agreement may be terminated by either Party in the event of any material breach of any of the terms or conditions of this Agreement by the other Party, which breach is not cured within sixty (60) days after the breaching Party has been provided with written notice of such breach.

7.3          Survival.  The following provisions shall survive any termination of this Agreement:  Articles 4, 5, 6, and 8.

ARTICLE 8— MISCELLANEOUS PROVISIONS

8.1          Assignability.  The Parties hereto have entered into this Agreement as part of an integrated transaction to secure Company’s full performance of its obligations due to Harmony under the Loan Documents.  Harmony is administrative agent for certain lenders under the Loan Agreement, and, accordingly, may assign this Agreement to any successor administrative agent under the Loan Agreement or to any lender or lenders under the Loan Agreement upon notice to Company and without the Company’s consent.  If Company is in Default under the Loan Agreement, and in addition to any other rights under this Agreement or in equity, Harmony shall have the right to assign or to sublicense all or any portion of its rights under this Agreement  to any party without the consent of Company.

8.2          Notices.  All payments, notices, demands and other communications permitted or required hereunder shall be in writing and shall be given by personal delivery, via facsimile transmission (receipt telephonically confirmed), by nationally recognized overnight courier (prepaid), or by certified or registered first class mail, postage prepaid, return receipt requested, sent to each Party, at its address as set forth below or at such other address or in such other manner as may be designated by such Party in written notice to each of the other Parties.  All such notices, demands, and communications shall be effective when personally delivered, one (1) business day after delivery to the overnight courier, upon telephone confirmation of facsimile transmission or upon receipt after dispatch by mail to the Party to whom the same is so given or made:

If to Company:	Granite City Food & Brewery Ltd.
5402 Parkdale Drive, Suite 101
Minneapolis, MN 55416

If to Harmony:	Harmony Equity Income Fund, L.L.C.
201 S. Phillips Avenue, Suite 101
Sioux Falls, SD 57104

with a copy to:

Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South 7th Street
Minneapolis, Minnesota 55402
Facsimile: (612) 642-8369
Attn: Joseph Alexander

8.3          Choice of Law and Venue.  This Agreement, including the documents, instruments and agreements to be executed and/or delivered by the Parties pursuant hereto, shall be construed,

governed by and enforced in accordance with the internal laws of the State of Minnesota, without giving effect to the principles of comity or conflicts of laws thereof.  Each of the Parties hereto irrevocably consents to the exclusive personal jurisdiction and venue of any state or federal court within the State of Minnesota, United States of America, in connection with any matter based upon or arising out of this Agreement, or the matters contemplated herein.

8.4          Integration.  This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof, and supercedes all prior and contemporaneous discussions and understandings, oral or written between them regarding such subject matter.  None of the Parties shall be bound by any agreements, understandings, representations, or warranties with respect to such subject matter hereof other than as expressly provided herein or in a writing signed by an authorized representative of the Party to be bound thereby.

8.5          Amendments.  No purported amendment, modification or waiver of any provision of this Agreement or any of the documents, instruments or agreements to be executed by the Parties pursuant hereto shall be effective unless in a writing specifically referring to this Agreement and signed by all of the Parties hereto.

8.6          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and authorized assigns.  In the event of an assignment of rights and/or delegation of duties under this Agreement, all references to Company or Harmony, as applicable to the assignment in this Agreement shall also be deemed to be references to the person to which this Agreement is assigned.

8.7          Fees and Expenses.  Each Party hereto shall pay their own fees and expenses incurred in connection with negotiating and preparing this Agreement and consummating the transactions contemplated hereby, including, but not limited to fees and disbursements of their respective counsel.  If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing Party in such action shall be entitled to recover its reasonable attorneys’ fees and costs from the non-prevailing Party.

8.8          Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.  The counterparts of this Agreement may be executed and delivered by facsimile signature by any of the Parties to any other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile as if the original had been received.

8.9          Headings.  The headings of the articles, sections and subsections of this Agreement are intended for the convenience of the Parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof.  The terms “this Agreement,” “hereof,” “herein,” “hereunder,” “hereto” and similar expressions refer to this Agreement as a whole and not to any particular article, section, subsection or other portion hereof and include the Exhibits hereto and any document, instrument or agreement executed and/or delivered by the Parties pursuant hereto.

8.10        Severability.  In the event that any provision of this Agreement is declared or held by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such invalid or unenforceable provision goes to the essence of this Agreement, in which case the entire Agreement may be declared invalid and not binding upon any of the Parties.

8.11        Parties in Interest.  Nothing implied in this Agreement is intended or shall be construed to confer any rights or remedies under or by reason of this Agreement upon any person other than Company and Harmony and their respective representatives, successors and permitted assigns.

8.12        Waiver.  The terms, conditions, warranties, representations and indemnities contained in this Agreement, including the documents, instruments and agreements executed and delivered by the Parties pursuant hereto, may be waived only by a written instrument executed by the Party waiving compliance.  Any such waiver shall only be effective in the specific instance and for the specific purpose for which it was given and shall not be deemed a waiver of any other provision hereof or of the same breach or default upon any recurrence thereof.  No failure on the part of a Party hereto to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

8.13        Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  The words “including,” “include” or “includes” shall mean including without limitation.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

8.14        Equitable Remedies.  The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to injunctive relief, without the necessity of posting bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction pursuant to this Agreement, this being in addition to any other remedy to which the non-breaching Party may be entitled at law or in equity.

8.15        Force Majeure.  Neither Party shall be considered in breach of this Agreement, or held responsible for damages caused by any delay or default due to any cause that such party could not have avoided through the exercise of due care; provided, however, that the Party that is, or intends to rely, on a condition of Force Majeure provides notice to the other Party, and the other Party shall have the right to terminate this Agreement if the condition of Force Majeure continues for a period of sixty (60) days.

IN WITNESS WHEREOF, Company and Harmony, by their authorized representatives, have executed this Agreement as of the date set forth above.

GRANITE CITY FOOD & BREWERY LTD.

By	/s/ James G. Gilbertson
Title CFO
Date March 30, 2009

HARMONY EQUITY INCOME FUND, L.L.C.

By	/s/ Eugene E. McGowan
Title Managing Member
Date March 30, 2009

SCHEDULE A

PATENTS

Description	Inventor	Assignee	Patent No. Application	Filed

Method and Apparatus for Distributed Production of Beer	William E. Burdick	Granite City Food & Brewery Ltd.	7,214,402 10/411,002	4/9/2003
Method of Production of Beer for Distribution	William E. Burdick	Granite City Food & Brewery Ltd.	11/800,752	5/7/2007
Apparatus for Distributed Production of Beer	William E. Burdick	Granite City Food & Brewery Ltd.	11/800,753	5/7/2007

SCHEDULE B

UNITED STATES ISSUED TRADEMARKS, SERVICE MARKS AND COLLECTIVE MEMBERSHIP MARKS

Description	Owner/Applicant	Filing/Registration Date	Jurisdiction
Brother Benedict’s Mai Bock	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Brother Benedict’s Mai Bock and design	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Duke of Wellington	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Duke of Wellington and design	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Fermentus Interruptus	Granite City Food & Brewery Ltd.	2/15/2005 10/21/2008	United States
GC	Granite City Food & Brewery Ltd.	6/7/2007 2/12/2008	United States
GC Granite City Food & Brewery & design	Granite City Food & Brewery Ltd.	1/28/2000 3/19/2002	United States
Granite City	Granite City Food & Brewery Ltd.	6/7/2007 2/19/2008	United States
Granite City Food & Brewery	Granite City Food & Brewery Ltd.	6/7/2007 2/19/2008	United States
Granite City Food & Brewery & design	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Northern Light	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Northern Light & design	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Pride of Pilsen	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Pride of Pilsen & design	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Victory Lager	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota
Victory Lager & design	Granite City Food & Brewery Ltd.	12/17/1999	Minnesota

SCHEDULE C

EXCLUSIONS FROM GRANITE CITY IP